UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2018

Consolidated Edison, Inc.
(Exact name of registrant as specified in its charter)

New York	1-14514	13-3965100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Irving Place, New York, New York	10003
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 460-4600

Consolidated Edison Company of New York, Inc.
(Exact name of registrant as specified in its charter)

New York	1-1217	13-5009340
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Irving Place, New York, New York	10003
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 460-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01	OTHER EVENTS.

On November 27, 2018, Consolidated Edison Company of New York, Inc. (“CECONY”) entered into an underwriting agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mizuho Securities USA LLC, MUFG Securities Americas Inc., Scotia Capital (USA) Inc. and Wells Fargo Securities, LLC, as representatives of the underwriters named therein, for the sale of $500 million aggregate principal amount of CECONY’s 4.00% Debentures, Series 2018 D (the “Series 2018 D Debentures”) and $600 million aggregate principal amount of CECONY’s 4.65% Debentures, Series 2018 E (the “Series 2018 E Debentures”). The Series 2018 D Debentures and the Series 2018 E Debentures are collectively referred to herein as the “Debentures.” The Debentures were registered under the Securities Act of 1933 pursuant to a Registration Statement on Form S-3 (No. 333-226539, effective August 2, 2018).

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Exhibit 1	Underwriting Agreement relating to the Debentures
Exhibit 4.1	Form of the Series 2018 D Debentures
Exhibit 4.2	Form of the Series 2018 E Debentures
Exhibit 5	Opinion and consent of Elizabeth D. Moore, Senior Vice President and General Counsel

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED EDISON, INC.
CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.

By	/s/ Robert Muccilo
Robert Muccilo
Vice President and Controller

Date: November 30, 2018

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